Exhibit 99.1

Apollo Group, Inc.
News Release

APOLLO GROUP, INC. REPORTS FISCAL 2005
FIRST QUARTER RESULTS

     Phoenix, Arizona, December 16, 2004 — Apollo Group, Inc. (Nasdaq:APOL) today reported fiscal 2005 financial results for the first quarter ended November 30, 2004.

     Net income attributed to Apollo Education Group common stock for the three months ended November 30, 2004, was $109.5 million, or $.58 per diluted share, compared to $78.4 million, or $.44 per diluted share reported for the same period last year.

     Todd S. Nelson, Chairman and CEO, said, “We are very pleased with our continued strong financial and enrollment performance. This quarter we continued to leverage our instructional costs and services and general and administrative expenses. Selling and promotional expenses increased due to strong lead generation during the quarter. These advertising expenditures will ensure our ability to continue degree enrollment growth into future quarters.” Mr. Nelson further commented, “During the quarter, the University of Phoenix opened a new campus in Springfield, Missouri and five new learning centers.”

     Total consolidated revenues for Apollo Group, Inc. for the three months ended November 30, 2004, rose 29.9% to $534.9 million, compared with $411.8 million in the first quarter of fiscal 2004. The University of Phoenix accounted for 94.0% of the $493.5 million in net tuition revenues from students enrolled in degree programs for the quarter ended November 30, 2004.

     Consolidated net income for Apollo Group, Inc. for the three months ended November 30, 2004, increased 30.0% to $109.5 million, compared to $84.3 million for the same period last year.

     Net cash provided by operating activities for Apollo Group, Inc. for the three months ended November 30, 2004, was $136.2 million, compared to $134.2 million for the three months ended November 30, 2003. Net additions to property and equipment for Apollo Group, Inc. (excluding the purchase and sale of land and buildings related to future Online expansion) for the three months ended November 30, 2004, were $21.9 million, compared to $12.6 million for the three months ended November 30, 2003.

     Consolidated degree enrollments for all of the Apollo Group, Inc. institutions at November 30, 2004, increased by 27% to 267,900 students compared to 211,300 students at November 30, 2003. Degree enrollments at University of Phoenix local campuses were 107,500 students at November 30, 2004, compared to 95,200 students at November 30, 2003, representing a 13% increase. Online degree enrollments at November 30, 2004, increased by 46% to 132,700 students compared to 91,000 students at November 30, 2003.

~continued~

Business Outlook

Apollo Group, Inc.

•	We expect revenue for the quarter ending February 28, 2005, to be between $507 million and $511 million and to be between $2.288 billion and $2.292 billion for fiscal 2005.

•	Operating margin is expected to be between 27.0% and 27.5% for the quarter ending February 28, 2005, and to be between 32.5% and 33.0% for fiscal 2005.

Diluted earnings per share are expected to be $.46 for the quarter ending February 28, 2005. Excluding non-cash stock-based compensation charges related to the conversion in 2004 of University of Phoenix Online stock options into Apollo Education Group Class A stock options anticipated to occur when the options vest in the fourth quarter of fiscal 2005, diluted earnings per share are expected to be $2.42 for fiscal 2005.

We expect degree enrollments at local campuses to grow between 12% and 13% over the prior year at the end of the second quarter of fiscal 2005. In addition, we expect online degree enrollments to grow in excess of 40% over the prior year at the end of the second quarter of fiscal 2005.

     The company will hold a conference call to discuss these earnings results at 11:00 AM Eastern time, 9:00 AM Phoenix time, on Thursday, December 16, 2004. The call may be accessed by dialing (877) 292-6888 (domestic) or (706) 634-1393 (internationally). The conference ID number is 2312860. A live webcast of this event may be accessed by visiting the company website at: www.apollogrp.edu. A replay of the call will be available on our website or at (706) 645-9291 (conf. ID #2312860) until December 31, 2004.

     Apollo Group, Inc. has been providing higher education programs to working adults for over 25 years. Apollo Group, Inc., operates through its subsidiaries The University of Phoenix, Inc., Institute for Professional Development, The College for Financial Planning Institutes Corporation, and Western International University, Inc. The consolidated enrollment in its educational programs makes it the largest private institution of higher education in the United States. It offers educational programs and services at 85 campuses and 142 learning centers in 39 states, Puerto Rico and Vancouver, British Columbia. Combined degree enrollment was 267,900 students as of November 30, 2004.

     For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit Apollo on the company website at: www.apollogrp.edu.

~continued~

     This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Apollo Group, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release relate, among other matters, to the business outlook of Apollo Group, Inc.

     Forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of Apollo Group, Inc. to be materially different from those expressed or implied by such forward-looking statements. Factors that could affect Apollo Group, Inc.’s results and cause them to materially differ from those contained in the forward-looking statements include, without limitation:

•	the failure to maintain or renew required regulatory approvals, accreditation or state authorizations;

•	the failure to obtain authorizations from states in which University of Phoenix does not currently provide degree programs;

•	the failure to obtain the Higher Learning Commission’s approval for University of Phoenix to operate in new states;

•	our ability to continue to attract and retain students;

•	our ability to successfully manage economic conditions, including stock market volatility;

•	risk factors and cautionary statements made in Apollo Group, Inc.’s Annual Report on Form 10-K for the period ended August 31, 2004; and

•	other factors that Apollo Group is currently unable to identify or quantify, but may arise or become known in the future.

     These forward-looking statements are based on estimates, projections, beliefs, and assumptions of Apollo Group, Inc. and its management and speak only as of the date made and are not guarantees of future performance. Apollo Group, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. You are advised, however, to consult any further disclosures Apollo Group, Inc. makes in its reports filed with the Securities and Exchange Commission.

-Table to Follow-

APOLLO GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND OPERATING DATA
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	November 30,
	2004	2003
	(Unaudited)
Revenues:
Tuition and other, net	$534,926	$411,809

Costs and expenses:
Instructional costs and services	217,417	174,887
Selling and promotional	120,585	81,639
General and administrative	21,188	20,608

	359,190	277,134

Income from operations	175,736	134,675
Interest income and other, net	4,562	4,157

Income before income taxes	180,298	138,832
Provision for income taxes	70,767	54,561

Net income	$109,531	$84,271

Net income attributed to:
Apollo Education Group common stock	$109,531	$78,355

University of Phoenix Online common stock		$5,916

Earnings per share attributed to:
Apollo Education Group common stock:
Diluted net income per share	$0.58	$0.44

Diluted weighted average shares outstanding	189,831	178,726

University of Phoenix Online common stock:
Diluted net income per share		$0.34

Diluted weighted average shares outstanding		17,186

	At November 30,
	2004	2003
OPERATING DATA
Students enrolled in degree programs	267,900	211,300

Number of locations:
Campuses	85	74
Learning Centers	142	122

	227	196

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(Dollars in thousands)

	November 30,	August 31,
	2004	2004
	(Unaudited)
Assets:
Current assets
Cash and cash equivalents	$123,657	$244,519
Restricted cash	209,855	184,463
Marketable securities	260,188	248,343
Receivables, net	151,583	146,497
Deferred tax assets, net	10,625	10,020
Other current assets	23,017	20,842

Total current assets	778,925	854,684
Property and equipment, net	178,656	169,377
Marketable securities	232,718	316,743
Cost in excess of fair value of assets purchased, net	37,096	37,096
Deferred tax assets, net	34,118	47,520
Other assets	28,047	26,853

Total assets	$1,289,560	$1,452,273

Liabilities and Shareholders’ Equity:
Current liabilities
Current portion of long-term liabilities	$4,179	$3,186
Accounts payable	41,290	50,895
Accrued liabilities	49,435	69,481
Income taxes payable	43,095	11,856
Student deposits and current portion of deferred revenue	352,351	330,020

Total current liabilities	490,350	465,438
Deferred tuition revenue, less current portion	393	528
Long-term liabilities, less current portion	29,827	29,166

Total liabilities	520,570	495,132

Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized; none issued
Apollo Education Group Class A nonvoting common stock, no par value, 400,000,000 shares authorized; 183,950,000 and 187,567,000 issued and outstanding at November 30, 2004 and August 31, 2004, respectively	103	103
Apollo Education Group Class B voting common stock, no par value, 3,000,000 shares authorized; 477,000 issued and outstanding at November 30, 2004 and August 31, 2004	1	1
Additional paid-in capital	14,291	28,787
Apollo Education Group Class A treasury stock, at cost, 4,052,000 shares at November 30, 2004	(282,640)
Retained earnings	1,038,346	928,815
Accumulated other comprehensive loss	(1,111)	(565)

Total shareholders’ equity	768,990	957,141

Total liabilities and shareholders’ equity	$1,289,560	$1,452,273

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)

	Three Months Ended
	November 30,
	2004	2003
	(Unaudited)
Cash flows provided by (used for) operating activities:
Net income	$109,531	$84,271
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,306	10,703
Amortization of investment premiums	1,205	1,546
Provision for uncollectible accounts	9,067	6,748
Deferred income taxes	12,797	(2,055)
Tax benefits of stock options exercised	7,950	17,673
Increase in assets:
Restricted cash	(25,392)	(9,615)
Receivables	(14,153)	(12,375)
Other assets	(2,934)	(1,873)
Increase in liabilities:
Accounts payable and accrued liabilities	2,794	25,518
Student deposits and deferred revenue	22,196	12,601
Other liabilities	822	1,090

Net cash provided by operating activities	136,189	134,232

Cash flows provided by (used for) investing activities:
Net additions to property and equipment	(21,866)	(12,561)
Purchase of land and buildings related to future Online expansion		(13,423)
Purchase of marketable securities	(1,211)	(141,613)
Maturities of marketable securities	72,186	43,543
Purchase of other assets	(528)	(530)

Net cash provided by (used for) investing activities	48,581	(124,584)

Cash flows provided by (used for) financing activities:
Purchase of Apollo Education Group Class A common stock	(319,321)
Issuance of Apollo Education Group Class A common stock	14,235	15,802
Issuance of University of Phoenix Online common stock		8,055

Net cash provided by (used for) financing activities	(305,086)	23,857

Currency translation loss	(546)	(313)

Net increase (decrease) in cash and cash equivalents	(120,862)	33,192
Cash and cash equivalents at beginning of period	244,519	416,452

Cash and cash equivalents at end of period	$123,657	$449,644

~continued~

APOLLO GROUP, INC. AND SUBSIDIARIES

DEGREE ENROLLMENTS

	November 30,
	2004	2003
University of Phoenix Local Campuses:
Established prior to November 1999	86,098	81,191
Established after November 1999	21,399	14,004

Total University of Phoenix Local Campuses:	107,497	95,195

Western International University Local Campuses	2,234	2,072
Online Campuses	132,709	90,974
Institute for Professional Development	24,021	22,256
College for Financial Planning	1,393	768

Total Degree Enrollment	267,854	211,265

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements.

Company Contact:
Kenda B. Gonzales, CFO ~ (800) 990-APOL ~ kenda.gonzales@apollogrp.edu

Investor Relations Contact:
Janess Pasinski ~Apollo Group, Inc. ~ (800) 990-APOL, option 6 ~ janess.pasinski@apollogrp.edu

Press Contact:
Ayla Dickey ~ Apollo Group, Inc. ~ (480) 557-2952 ~ ayla.dickey@apollogrp.edu